UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2023
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Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 15, 2023, Blue Apron Holdings, Inc. (the “Company”) entered into a Waiver, Consent and First Amendment to Note Purchase and Guaranty Agreement (the “Note Purchase Agreement Amendment”), which amended the Note Purchase and Guaranty Agreement entered into among the Company as parent guarantor, Blue Apron, LLC, a wholly-owned subsidiary of the Company, as issuer, certain other subsidiaries of the Company party thereto as subsidiary guarantors, the purchasers party thereto and The Bank of New York Mellon Trust Company, N.A., as collateral agent for the holders of the Notes (as defined herein) (as amended, the “Note Purchase Agreement”). As previously disclosed, the Note Purchase Agreement provides for, among other things, the issuance of $30.0 million in aggregate principal amount of secured notes due May 5, 2027 (the “Notes”) at a purchase price equal to 94.00% thereof. The Note Purchase Agreement Amendment supersedes and replaces the First Amendment to the Note Purchase Agreement dated August 30, 2022.

Pursuant to the Note Purchase Agreement Amendment, the Company agreed to pay the full outstanding principal balance on the Notes in four amortization installments, plus all accrued and unpaid interest, as follows: (a) $7.5 million paid in connection with the signing of the Note Purchase Agreement Amendment; (b) $7.5 million on April 15, 2023; (c) $7.5 million on May 15, 2023; and (d) $7.5 million on June 15, 2023. In addition, with respect to the minimum liquidity covenant set forth in the Note Purchase Agreement, the holders of the Notes agreed to reduce the amount of the minimum liquidity covenant on a dollar-for-dollar basis equal to the amount of the amortization payments (subject to a $10.0 million floor until the debt is repaid in full). As a result of the first amortization payment, the minimum liquidity covenant reduces to $17.5 million. Furthermore, conditioned upon the timely payment of all of the amortization payments, the holders of the Notes agreed to waive all prepayment premiums and the environmental, social and corporate governance fee that would otherwise have been owing by the Company at maturity of the Notes.

In addition, under the Note Purchase Agreement Amendment, the holders of the Notes consented to the Company’s ability to enter into a surrender agreement for the surrender of ownership to the Company by the pledgor of certain pledged shares pursuant to the Guaranty and Pledge Agreement dated November 6, 2022 (the "Pledge Agreement”), between the Company and Remember Bruce, LLC, an affiliate of Joseph N. Sanberg, in satisfaction of certain private placement purchase obligations of Mr. Sanberg and his affiliates owed to the Company to facilitate a sale of such pledged shares, if any. The Note Purchase Amendment also clarified that such pledged shares, when surrendered to the Company, would become collateral for the Company’s obligations under the Note Purchase Agreement. When, and if, the Company enters into such a surrender agreement, it will disclose such agreement in a future Current Report on Form 8-K.

Furthermore, the Note Purchase Agreement Amendment contains additional and modified reporting and information requirements of the Company, including the removal of a requirement to deliver an audit opinion of the Company’s independent registered public accounting firm relating to the Company’s financial statements for the year ended December 31, 2022 that does not include a “going concern” explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. The Note Purchase Agreement Amendment also clarifies that to the extent, if any, that certain alleged prior events related to the Pledge Agreement or related to the amendments to the private placement agreement underlying such Pledge Agreement constituted defaults under the Note Purchase Agreement, such defaults are waived, although it is the Company’s position that no such defaults exist or existed at any time.

The foregoing description of the Note Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement Amendment. The Company intends to file the Note Purchase Agreement Amendment with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Item 2.02        Results of Operations and Financial Condition.

On March 16, 2023, the Company announced its financial results for the quarter and fiscal year ended December 31, 2022. The full text of the press release issued by the Company in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Current Report on Form 8-K, including the information set forth under this Item 2.02 and the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release of Blue Apron Holdings, Inc. dated March 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Blue Apron Holdings, Inc. dated March 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: March 16, 2023	By:	/s/ Mitch Cohen
Mitch Cohen
Interim Chief Financial Officer and Treasurer